Exhibit 99.2

JOINT FILERS’ SIGNATURES

ADESI 234 LLC*

By:	/s/ Par Chadha
Name:	Par Chadha
Title:	Manager

HANDSON FUND 4 I LLC

By:	/s/ Par Chadha
Name:	Par Chadha
Title:	Manager

HANDSON GLOBAL MANAGEMENT, LLC

By:	/s/ Par Chadha
Name:	Par Chadha
Title:	Manager

HOF 2 LLC*

By:	/s/ Par Chadha
Name:	Par Chadha
Title:	Manager

/s/ Sharon Chadha
Sharon Chadha

*Will not be a joint filer following this Report.

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